Exhibit 10.1

March 2, 2017

VIA ELECTRONIC AND REGULAR MAIL
Argos Therapeutics, Inc.
4233 Technology Drive
Durham, NC 27704
Attn: Vice President of Finance

Re:     Venture Loan and Security Agreement dated as of September 29, 2014 (as amended from time to time, the “Loan Agreement”) by and among Argos Therapeutics, Inc. (“Borrower”), Horizon Credit II LLC (“HCII”), as assignee of Horizon Technology Finance Corporation (“Horizon”), Fortress Credit Opportunities V CLO Limited (“FCO V”), as assignee of Fortress Credit Co LLC (“Fortress”), Fortress Credit Opportunities VII CLO Limited, as assignee of Fortress (“FCO VII” and collectively with, HCII and FCO V, “Lenders”) and Horizon as Collateral Agent, Secured Promissory Note (Loan A) issued by Borrower, dated September 29, 2014 in the original principal amount of $5,000,000 (as amended from time to time, the “Loan A Note”), Secured Promissory Note (Loan B) issued by Borrower, dated September 29, 2014 in the original principal amount of $7,500,000 (as amended from time to time, the “Loan B Note”), Secured Promissory Note (Loan C) issued by Borrower, dated August 7, 2015 in the original principal amount of $5,000,000 (as amended from time to time, the “Loan C Note”), and Secured Promissory Note (Loan D) dated August 7, 2015 in the original principal amount of $7,500,000 (as amended from time to time, the “Loan D Note” and collectively with the Loan A Note, the Loan B Note and the Loan C Note, the “Notes”)

Dear Sir or Madam:

Lenders have agreed that as of March 3, 2017, Lenders shall accept payment of (a) $9,241,891.89 to HCII, plus, if payment is made after 10:00 a.m. Eastern time on March 3, 2017 (“Anticipated Payoff Date”), but prior to 10:00 a.m. Eastern time on March 6, 2017, $2,426.62 for each day after the Anticipated Payoff Date on which payment is received by HCII (the “Horizon Payoff Amount”), (b) $6,477,501.57 to FCO V, plus, if payment is made after 10:00 a.m. Eastern time on the Anticipated Payoff Date, but prior to 10:00 a.m. Eastern time on March 6, 2017, $1,702.56 for each day after the Anticipated Payoff Date on which payment is received by FCO V (the “FCO V Payoff Amount”) and (c) $7,385,347.73 to FCO VII plus, if payment is made after 10:00 a.m. Eastern time on the Anticipated Payoff Date, but prior to 10:00 a.m. Eastern time on March 6, 2017, $1,941.19 for each day after the Anticipated Payoff Date on which payment is received by FCO VII (the “FCO VII Payoff Amount” and collectively with the FCO V Payoff Amount, the “Fortress Payoff Amount”, and collectively with the Horizon Payoff Amount and the FCO V Payoff Amount, the “Payoff Amount”) in repayment of the outstanding Obligations under the Loan Agreement. The agreement of Lenders hereunder to accept the Payoff Amount is conditioned on receipt of the Payoff Amount no later than March 6, 2017.

312 Farmington Avenue, Farmington, CT 06032        (860) 676-8654        Fax (860) 676-8655        horizontechfinance.com

Argos Therapeutics, Inc.
March 2, 2017

Borrower acknowledges and agrees that the Horizon Payoff Amount and the Fortress Payoff Amount is less than the full amount of the obligations that Lenders assert is due under the Loan Agreement. In consideration for, among other things, Lenders accepting less than full payment of the Obligations, Borrower shall issue (a) a warrant to Horizon Technology Finance Corporation to purchase up to 40,000 shares of Borrower’s common stock, (b) a warrant to Fortress Credit Opportunities V CLO Limited to purchase up to 30,000 shares of Borrower’s common stock, and (c) a warrant to Fortress Credit Opportunities VII CLO Limited to purchase up to 30,000 shares of Borrower’s common stock, all with a term of five years at a price equal to the closing price of the Borrower’s common stock on March 3, 2017. On the date on which the Payoff Amount is tendered to the Lenders by wire transfer as set forth below (such date, the “Payoff Date”), the Payoff Amount will collectively constitute, automatically and without any further action on the part of the Borrower or Lenders (i) payment in full of all outstanding indebtedness and obligations owing to Lenders from the above Borrower in connection with the Loan Agreement and Notes (excluding the Warrants (as defined in the Loan Agreement)); (ii) termination of all unfunded commitments to make credit extensions or financial accommodations to Borrower or any other person under the Loan Agreement; (iii) termination and release of all security interests and other liens of every type at any time granted to or held by Collateral Agent and each Lender as security for such indebtedness; (iv) termination, release and discharge of all other obligations of Borrower under the Loan Agreement; and (v) termination of the Notes, which shall be of no further force and effect; provided, however, the obligations set forth in Section 10.3 of the Loan Agreement shall survive pursuant to Section 12.8 thereof and the Borrower’s obligations under the Warrants shall survive pursuant to their terms.

On or as promptly as practicable following the Payoff Date, Lenders will promptly deliver the original executed copies of the Notes marked “VOID” or “CANCELLED” and shall, reasonably promptly following request by Borrower, sign and deliver to Borrower such documents and take such other actions as Borrower shall reasonably request to terminate all of Collateral Agent’s and Lenders’ liens and security interests in all assets of the Borrower.

On the Payoff Date, Borrower hereby releases each Lender, and its affiliates and subsidiaries, and its and their respective managers, officers, directors, employees, shareholders, investors, owners, agents and representatives, as well as their successors and assigns, from any and all claims, obligations, rights, causes of action, and liabilities, of whatever kind or nature, whether known or unknown, whether foreseen or unforeseen, arising on or before the date hereof, which Borrower ever had, now has or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, which are based upon, arise under or are related to the Loan Agreement.

The Horizon Payoff Amount shall be tendered using the following wire instructions:

Credit:	Horizon Credit II LLC
Bank Name:	Key Bank
Bank Address:	1000 S. McCaslin Blvd.
Superior, CO 80027
Account No.:
ABA Routing No.:
Reference:	Argos Therapeutics, Inc. Payoff

Argos Therapeutics, Inc.
March 2, 2017

The FCO V Payoff Amount shall be tendered using the following wire instructions:

Credit:	Fortress Credit Opportunities V CLO Limited
Bank Name:	U.S. Bank N.A.
Account No.:
FFC
ABA Routing No.:
Reference:	Argos/ Fortress Credit Opportunities V CLO Limited Attention: Myra

The FCO VII Payoff Amount shall be tendered using the following wire instructions:

Credit:	Fortress Credit Opportunities VII CLO Limited
Bank Name:	U.S. Bank N.A.
Account No.:
FFC
ABA Routing No.:
Reference:	Argos/ Fortress Credit Opportunities VII CLO Limited Attention: Myra

Please note that the above Payoff Amount assumes no principal paydown through March 6, 2017. Nothing contained herein shall modify or amend the Borrower’s obligation to make the scheduled payments set forth in the Notes, until such time as each Lender has received the Payoff Amount. This Payoff Letter shall be governed by the laws of the State of New York. This Payoff Letter may be executed by any of the parties hereto on separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Sincerely yours,

BORROWER:
ARGOS THERAPEUTICS, INC.

By: /s/ Jeff Abbey
Name: Jeff Abbey
Title: President and Chief Executive Officer

COLLATERAL AGENT:		LENDER:
HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation		HORIZON CREDIT II LLC, a Delaware limited liability company

By:	/s/ Robert D. Pomeroy, Jr.	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.		Robert D. Pomeroy, Jr.
Chief Executive Officer		Chief Executive Officer

Argos Therapeutics, Inc.
March 2, 2017

LENDER:		LENDER:
FORTRESS CREDIT OPPORTUNITIES VII CLO LIMITED, as a Lender		FORTRESS CREDIT OPPORTUNITIES V CLO LIMITED, as a Lender

By:	FCO VII CLO CM LLC, its Collateral Manager	By:	FCO V CLO CM LLC, its Collateral Manager

By:	/s/ Jason Meyer	By:	/s/ Jason Meyer
Name: Jason Meyer		Name: Jason Meyer
Title: Chief Administrative Officer		Title: Authorized Signatory